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Exhibit 99

For Immediate Release

Contacts:	Edward C. Milligan Chairman & CEO Main Street Banks (770) 422-2888	Samuel B. Hay III President & COO Main Street Banks (770) 385-2424

MAIN STREET BANKS TO PRESENT AT 2003 SUNBELT COMMUNITY
BANKING CONFERENCE

ATLANTA, September 22, 2003—Main Street Banks, Inc. (Nasdaq: MSBK) today announced that Samuel B. Hay, president and chief operating officer, will present at the SunTrust Robinson Humphrey's 2003 Sunbelt Community Banking Conference in Atlanta on Tuesday, September 30 at 1:30 p.m. EDT.

The presentation slides and the live audio webcast will be available through Main Street's web site at www.mainstreetbank.com. A replay of the presentation will also be made available for approximately thirty days at the same address within one hour of the presentation.

About Main Street

Main Street Banks, Inc., a $1.9 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, brokerage, insurance, and mortgage products and services through its 27 branch offices located in seventeen of Georgia's fastest growing communities. Main Street is the largest and highest performing community banking company in the greater Atlanta area.

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  Exhibit 99